UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2007

MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

MedQuist Inc. (the “Company”) announced today that on August 7, 2007 it became aware of an unsolicited “mini-tender offer” by Costa Brava Partnership III, L.P to purchase of up to 1,390,000 shares of its common stock, representing approximately 3.7% of the Company’s outstanding shares of common stock, at a price of $12.25 per share (the “Costa Brava Offer”).

The Company expresses no opinion regarding the Costa Brava Offer and is remaining neutral with respect to the Costa Brava Offer.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated August 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: August 13, 2007	By:	/s/ Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer & Secretary